Exhibit 99.1

Handy & Harman Ltd. Announces Net Sales and Adjusted EBITDA Preliminary Results
for the Fourth Quarter and Full Year 2011

White Plains, N.Y. January 19, 2012 – Handy & Harman Ltd. (NASDAQ: HNH) (“HNH” or the “Company”) today announced preliminary anticipated financial results for the fourth quarter and year ending December 31, 2011.

HNH announced that, based on current information, it expects that net sales for the fourth quarter of 2011 will range between $142 million and $148 million, and for the full year 2011 between $661 million and $667 million.

HNH also anticipates reporting Adjusted EBITDA in the range of $11 million to $15 million for the fourth quarter of 2011 and between $73 million to $77 million for the full year of 2011. See “Note Regarding Use of Non-GAAP Financial Measurements” below for the definition of Adjusted EBITDA.

As previously disclosed, as of December 31, 2010 the Company had deferred tax assets which include U.S. federal net operating tax loss carryforwards (“NOLs”) of $187.0 million ($65.4 million tax-effected), as well as certain foreign and state NOLs.  Generally accepted accounting principles in the United States of America (“GAAP”) require that a net deferred tax asset be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the net deferred tax asset will not be realized. Due to the Company’s recurring tax losses and only recent history of generating limited amounts of taxable income, a valuation allowance of $116.7 million was reflected in the Company’s consolidated financial statements as of and for December 31, 2010, including the footnotes thereto.  Management is performing a periodic evaluation of deferred tax assets and will adjust the valuation allowance to the extent it deems appropriate, which may include reversing a portion or all of such allowance.  For further information, see Note 8 (Income Taxes) of the Notes to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission (“SEC”) on March 11, 2011; and see Note 16 (Income Taxes) of the Notes to the Consolidated Financial Statements of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2012, filed with the SEC on November 10, 2011.

Our Company

Handy & Harman Ltd. is a diversified global industrial company delivering value through the HNH Business System which drives innovation, operating excellence and superior customer service. HNH and its affiliated companies employ over 1,800 people at 29 locations in seven countries.

 Our companies are organized into five businesses: Precious Metals, Tubing, Engineered Materials, Arlon Electronic Materials and Kasco.

We sell our products and services through direct sales forces, distributors and manufacturer's representatives. We serve a diverse customer base, including the construction, electronics, telecommunications, home appliance, transportation, utility, medical, semiconductor, and aerospace and aviation markets. Other markets served include blade products and repair services for the food industry.

We are based in White Plains, New York and our common stock is listed on the NASDAQ Capital Market under the symbol HNH.

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measures as defined by the SEC, including “Adjusted EBITDA.”  The Company is presenting Adjusted EBITDA because it believes that it provides useful information to investors about HNH, its business and its financial condition. The Company defines Adjusted EBITDA as net income or loss from continuing operations before the effects of realized and unrealized gains or losses on derivatives, interest expense, taxes, depreciation and amortization, LIFO liquidation gain, and non-cash pension expense or credit, and excludes certain non-recurring and non-cash items. The Company believes Adjusted EBITDA is useful to investors because it is one of the measures used by the Company’s Board of Directors and management to evaluate its business, including in internal management reporting, budgeting and forecasting processes, in comparing operating results across the business, as an internal profitability measure, as a component in evaluating the ability and the desirability of making capital expenditures and significant acquisitions and as an element in determining executive compensation.

However, Adjusted EBITDA is not a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income (loss) or cash flows from operating, investing, or financing activities. Because Adjusted EBITDA is calculated before recurring cash charges including realized and unrealized losses on derivatives, interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of Adjusted EBITDA as an analytical tool, including the following:

•	Adjusted EBITDA does not reflect the Company’s net realized and unrealized losses and gains on derivatives and any LIFO liquidations of its precious metal inventory;

•	Adjusted EBITDA does not reflect the Company’s interest expense;

•	Adjusted EBITDA does not reflect the Company’s tax expense or the cash requirements to pay its taxes;

•
Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect the cash requirements for such replacement;

•	Adjusted EBITDA does not include pension expense; and

•	Adjusted EBITDA does not include discontinued operations.

The Company compensates for these limitations by relying primarily on its GAAP financial measures and by using Adjusted EBITDA only as supplemental information. The Company believes that consideration of Adjusted EBITDA, together with a careful review of its GAAP financial measures, is the most informed method of analyzing HNH.

The Company reconciles Adjusted EBITDA to net income from continuing operations, and that reconciliation is set forth below.  Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

 Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect HNH’s current expectations and projections about its future results, performance, prospects and opportunities.  HNH has tried to identify these forward-looking statements by using words such as “may”, “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions.  These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities in 2011 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements.  These factors include, without limitation, HNH’s need for additional financing and the terms and conditions of any financing that is consummated, customers’ acceptance of its new and existing products, the risk that the Company will not be able to compete successfully, and the possible volatility of the Company’s stock price and the potential fluctuation in its operating results.  Although HNH believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties and no assurance can be given that the actual results will be consistent with these forward-looking statements.  Investors should read carefully the factors described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for information regarding risk factors that could affect the Company’s results.  Except as otherwise required by Federal securities laws, HNH undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

CONTACT:

Handy & Harman Ltd.
Glen Kassan,
Vice Chairman of the Board and Chief Executive Officer
914-461-1260